EMPLOYMENT AGREEMENT

      This Employment Agreement ("Agreement") is made as of the 1st day of May 2004 (the "Effective Date"), between UNITED FUEL & ENERGY CORPORATION, a corporation having its principal place of business in Midland, Texas, and its wholly-owned subsidiaries (collectively, the "Company"), and BOBBY W. PAGE ("Employee").

      WHEREAS, the Company is currently engaged in the distribution of fuel products through the following methods: (a) gasoline and diesel sales through unattended re-fueling stations for commercial vehicles and fleets (known as card-lock sites); (b) wholesale distribution of gasoline and diesel products to commercial customers, which car dealers, gas stations, state and municipal government, trucking companies, and oil field service companies; (c) wholesale distribution of lubricant products (including gear oil, gas engine oil, heavy-duty motor oil, hydraulic oil, transmission oil, hi-temp [specialty] greases, and synthetics) to commercial customers, which include power generation facilities, gas engine compressors, fleets, and oil field equipment; (d) stand-by bobtail trucking services to oil field companies; and (e) sale and distribution, through bulk plants, of regular propane (used in heating) and refrigerant propane (used in commercial facilities for chilling) to residential and commercial customers; all in the State of Texas and the eastern portion of the State of New Mexico (the "Business"); and

      WHEREAS, the Company desires to obtain the services of Employee and Employee desires to be employed by the Company upon the terms and conditions hereinafter set forth; and

      WHEREAS, as an ancillary and integral part of this Agreement, the Company desires to obtain Employee's covenant not to compete and other covenants, and Employee desires to make a covenant not to compete and such other covenants as hereinafter set forth;

      NOW, THEREFORE, in consideration of the covenants herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby forever acknowledged, the parties, with the intent of being legally bound hereby, agree as follows:

1.    Position and Responsibilities.

      1.1 Position. The Company agrees to employ Employee, and Employee agrees to accept employment as a Vice President, Chief Financial Officer and Secretary of the Company, all in accordance with the terms and conditions of this Agreement. Employee shall perform such duties and responsibilities as are normally related to such position in accordance with the standards of the industry and any additional duties normally associated with this position now or hereafter assigned to Employee by the Company. Employee shall use his best efforts to promote the interests of the Company. This Agreement shall supersede any and all employment agreements, letters of intent, term sheets, arrangements and/or any other understanding, whether written or oral, between Employee and the Company, regarding any and all matters relating to employment, compensation, benefits, or similar matters.

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      1.2   Other Activities. Employee shall devote his full business time, attention, and skill to perform any assigned duties, services, and responsibilities while employed by the Company, for the furtherance of the Company's business, in a diligent, loyal, and conscientious manner. Employee shall diligently provide full time services to the Company by performing all services, acts, or things necessary or advisable to manage and conduct the business of the Company, subject to the Bylaws of the Company and the policies set forth by the Board of Directors of the Company ("the Board) not inconsistent with the provisions of this Agreement. Employee shall not, during the term of this Agreement: (a) accept any other employment, or (b) engage, directly or indirectly, in any other business activity (whether or not pursued for pecuniary advantage) that might interfere with Employee's duties and responsibilities hereunder or create a conflict of interest with the Company. The foregoing limitations shall not be construed to prohibit Employee from: (i) investing in and advising management of a non-competing business (provided such activities do not materially interfere or conflict with the performance of Employee's duties under this Agreement), or (ii) investing in the stock of any competing corporation listed on a national securities exchange or traded in the over-the-counter market if Employee does not manage or advise the corporation's business and Employee and his associates (as that term is defined in Regulation 15(A) promulgated under the Securities Exchange Act of 1934, as in effect on the date of this Agreement), collectively, do not own more than 2% of the corporation's stock.

      1.3 No Conflict. Employee represents and warrants that Employee's execution of this Agreement, Employee's employment with the Company, and the performance of Employee's proposed duties under this Agreement shall not violate any obligations Employee may have to any other employer, person, or entity, including any obligations with respect to proprietary or confidential information of any other person or entity. Further, Employee shall indemnify the Company for any claim, including, but not limited to, reasonable attorneys' fees and expenses of investigation, by any such third party that such third party may now have or may hereafter come to have against the Company, based upon or arising out of any non-competition agreement, invention, or secrecy agreement between Employee and such third party which was in existence as of the date of this Agreement.

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2.    Compensation and Benefits.

      2.1 Base Salary. As compensation for the services to be rendered by Employee, the Company shall pay Employee a Base Salary equivalent to one hundred fifty thousand dollars ($150,000.00), paid in equal installments in accordance with the Company's regular payroll practices ("Base Salary"). Such Base Salary shall be subject to such withholding and deductions as required by law and as may be mutually agreed to by Employee and the Company. Employee's Base Salary shall increase to one hundred seventy-five thousand dollars ($175,000.00) beginning May 1, 2005, provided Employee remains continuously employed by the Company to that date. Employee's Base Salary will be reviewed from time to time in accordance with the established procedures of the Company for adjusting salaries for similarly-situated employees and increased in the sole discretion of the Company. Employee's Base Salary may not be decreased during the Term of this Agreement unless the Company implements a Company-wide salary reduction.

      2.2 Bonus. As additional compensation for employment under this Agreement, Employee will receive a bonus of twenty-five thousand dollars ($25,000.00) on April 29, 2005 if Employee has been continuously employed by the Company to that date. Any other bonuses or incentive pay will be determined and paid by the Company from time to time, or not at all, in its sole discretion.

      2.3 Stock Options. In addition to the other compensation provided for in this Agreement, the parties agree that Employee will become entitled in the future to an option to purchase the number of shares of common stock of the Company in an amount not less that three percent (3%), but not to exceed 300,000 shares, of the common stock of the Company issued and outstanding at the time specified below, at a price per share equal to the fair market value of a share of common stock of the Company at the time of the issuance of such stock option. Such stock option is to be issued upon the effective date of the anticipated reverse merger of the Company.

      2.4 Fringe Benefits. In addition to the Base Salary payable to Employee under this Agreement, and so long as Employee meets the applicable eligibility requirements, Employee shall be eligible to participate in the benefits made generally available by the Company to similarly-situated employees, in accordance with the benefit plans established by the Company from time to time, and as may be amended from time to time, in the Company's sole discretion. The Company reserves the right to terminate any benefit plan for any reason or no reason. Employee shall be entitled to three (3) weeks paid vacation each year, consistent with Company policy for senior executive officers.

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      2.5   Business Expenses. Throughout the Term of this Agreement, the
            Company shall reimburse Employee for all reasonable and necessary business expenses which may be incurred by Employee in the course of performing his duties. Authorized expenses shall be reimbursed by the Company in accordance with policies and practices adopted, from time to time, by the Company concerning expense reimbursement for employees and shall be reimbursed upon timely presentation to the Company of an itemized expense statement with respect thereto, including substantiation of expenses incurred and such other documentation as may be required by the Company's reimbursement policies from time to time and in accordance with Internal Revenue Service guidelines.

3. Term. This Agreement shall be effective as of the Effective Date, and shall continue in effect for a three (3) year period ending April 30, 2007, unless earlier terminated in accordance with Section 4 (the "Initial Term"); provided however, that this Agreement shall be automatically extended beyond the Initial Term for a period of one (1) year, and successive one-year periods thereafter (the "Renewal Term"), unless either party notifies the other party of the termination of this Agreement in writing by placing such notice in the United States mail, certified, return receipt requested, postage prepaid to the address shown below, at least thirty (30) days prior to the end of the Initial Term or any Renewal Term. The term of this Agreement, whether during the Initial Term or any Renewal Term, shall be referred to as the "Term."

4. Termination. This Agreement and Employee's employment may be terminated in any one of the followings ways:

      a. Death. The death of Employee shall immediately and automatically terminate this Agreement.

      b. Disability. If Employee is under a Disability (as defined below), the Company may terminate his employment under this Agreement during the continuance of the Disability by providing at least thirty (30) days prior written notice. The Board, in the exercise of its reasonable judgment acting in good faith, shall determine whether Employee is under a Disability. The determination may not be arbitrary or unreasonable, and the Board shall take into consideration the opinion of Employee's personal physician, if reasonably available, as well as applicable provisions of the Americans with Disabilities Act and the opinion of any qualified physician selected by the Company to evaluate Employee, but the determination by the Board shall be final and binding on the parties to this Agreement, provided such determination is made consistent with the provisions of this Agreement. "Disability," as used in this Agreement, means the Employee is unable, by reason of illness or physical or mental incapacity or disability (from any cause whatsoever) to perform the essential functions of his position under this Agreement, whether with or without reasonable accommodation by the Company, in substantially the manner and to the extent required under this Agreement before the commencement of the Disability, for a total period of ninety (90) days in any one hundred eighty (180) day period.

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      c.    Cause. The Company may terminate this Agreement and Employee's employment immediately upon written notice to Employee for cause. "Cause" as used in this Agreement shall mean the occurrence of any of the following events:

            (1) a material breach by Employee of any of the terms and conditions of this Agreement, or Employee's intentional non-performance (other than by reason of Disability) of any of Employee's duties or responsibilities under this Agreement or of any reasonable, lawful instructions from the Board, which has not been cured by Employee after reasonable notice and opportunity to cure;

            (2) Employee's dishonesty, fraud, disloyalty, or misconduct with respect to the business or affairs of the Company which the Board determines in the exercise of its reasonable judgment has been or is likely to be injurious to the interest, property, operations, business, or reputation of the Company;

            (3) Employee's conviction of a crime other than a minor traffic violation or similar minor offense;

            (4) the good faith determination by the Board in the exercise of its reasonable judgment that Employee has committed an act that: (i) materially and negatively affects the Company's business or reputation (including its relationships with its customers, suppliers, or employees); (ii) constitutes moral turpitude; or (iii) indicates alcohol or drug abuse by Employee that adversely affects his performance under this Agreement; or

            (5) Employee's gross negligence in the performance of any of his duties or responsibilities under this Agreement.

      d. Without Cause. The Company may terminate this Agreement and Employee's employment hereunder without Cause and for any or no reason by providing thirty (30) days written notice to Employee placed in the United States mail, certified, return receipt requested, postage prepaid to the address shown below. Any such termination is effective upon the date of service of the notice in accordance with this Agreement.

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      e.    Resignation or Retirement. Employee may terminate this Agreement and his employment hereunder upon at least (30) days written notice to the Company placed in the United States mail, certified, return receipt requested, postage prepaid to the address shown below.

      f. Change in Control. This Agreement and Employee's employment hereunder may be terminated in connection with a Change in Control, as defined in Section 9.

5. Effect of Termination. If Employee's employment under this Agreement is terminated, the following shall occur:

      a.    Employee's Base Salary shall cease to accrue;

      b. Employee shall cease to accrue vacation days and any other paid time off (including sick days and personal days). Employee shall be paid for accrued unused vacation time in accordance with the Company's policies and practices. Employee shall not be paid for unused sick days or other paid time off;

      c. Employee shall submit any claims for reimbursement of business expenses incurred within the time period required under the Company's policies generally, or the Company will not be obligated to reimburse such expenses;

      d.    Employee shall return all Company property in accordance with
            Section 7;

      e. The obligations and restrictions imposed on Employee under Section 8 shall continue in full force and effect;

      f. Any vested benefits of Employee under any plan or agreement shall not be affected; and

      g. The Company shall continue to have all other rights available under this Agreement.

6. Compensation After Termination. If Employee's employment under this Agreement is terminated by:

      a. Employee's death or Disability, Employee or Employee's estate shall not be paid any Base Salary or severance pay after the date of death or the date of determination of Employee's Disability. To the extent consistent with Company policy for all senior executive officers, Employee or Employee's estate may receive other benefits upon his death or Disability.

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                                     - 7 -


      b. The Company for Cause, the Company shall have no further obligations under this Agreement or otherwise with respect to Employee's employment from and after the termination date. Employee shall not be entitled to any severance pay or other compensation.

      c. The Company without Cause, Employee shall be paid the greater of the Base Salary then in effect for the remaining Term of this Agreement or, after the end of the second year, 12 months salary at the Base Salary rate.

      d. The Employee through resignation or retirement, the Employee will be paid his Base Salary and the benefits referred to in Section 2.4 on a pro rata basis through the last day worked. Employee shall be expected to continue to perform his duties under this Agreement between the date of written notice to the Company and the effective date of resignation or retirement; provided, however, that the Company reserves the right, in its sole discretion, to relieve Employee of his duties and continue Employee's Base Salary and benefits through the effective date of resignation or retirement.

      e. Expiration of the Term of the Agreement, Employee shall not be entitled to any severance pay or other compensation and all obligations of the parties shall end, except that the obligations and restrictions imposed on Employee under Section 8 shall continue in full force and effect.

7. Return of Company Property. Upon the termination of Employee's employment with the Company, for any reason, and at any time upon the Company's request, Employee shall deliver to the Company all Company property, including: (a) all documents, contracts, writings, disks, diskettes, computer files or programs, computer-generated materials, information, documentation, or data stored in any medium, recordings and drawings pertaining to trade secrets, proprietary or confidential information, or other inventions and works of the Company; (b) all records, designs, plans, sketches, specifications, patents, business plans, financial statements, accountings, flow charts, manuals, notebooks, memoranda, lists (including price lists and customer lists), and other property delivered to or compiled by Employee, by or on behalf of the Company or any of its representatives, vendors, or customers which pertain to the business of the Company, all of which shall be and remain the property of the Company, and shall be subject, at all times, to its discretion and control; (c) all equipment, devices, products, and tangible personal property entrusted to Employee by the Company, including but not limited to computers, printers and other computer equipment or accessories, cellular telephones, pagers, keys, access cards, identification cards, and credit cards; and (d) all correspondence, reports, records, notes, charts, advertisement materials, and other similar data pertaining to the business, activities, or future plans of the Company, in the possession or control of Employee, shall be delivered promptly to the Company without request by it. Employee shall certify to the Company, in writing, within five (5) days of any request by the Company, that, to the best of his knowledge and belief, all such materials have been returned to the Company.

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8.    Covenant Not to Compete.

      8.1 Acknowledgements. Employee acknowledges that he will be employed by the Company in a confidential relationship wherein Employee, in the course of his employment with the Company, will become familiar with and aware of information as to the Company and its customers, the Company's specific manner of doing business, including the processes, techniques, and trade secrets utilized by the Company, and the Company's future plans with respect thereto, all of which have been and will continue to be established and maintained at great expense to the Company, which information is a trade secret and constitutes valuable good will of the Company. Employee further acknowledges that Employee's services to the Company will be unique in nature and of extraordinary value to the Company, and that the Company would be irreparably damaged if Employee were to provide similar services, or reveal trade secrets or confidential information, to any person or entity competing with the Company or engaged in a similar business. Employee further acknowledges that the Company would be irreparably damaged if Employee were to disrupt the Company's existing relationships with its employees, contractors, consultants, agents, or customers. Employee further acknowledges that the agreements and covenants contained in this
            Section 8 are essential to protect the Company and the goodwill of the Business.

      8.2 Restriction on Competition. During the Restricted Period (as defined below) and within the Territory (as defined below), Employee agrees that he may not, directly or indirectly, for himself or on behalf of or in conjunction with any other person(s), company, partnership, limited liability company, corporation, entity, or business of whatever nature,

            a. Engage, as an officer, director, shareholder, owner, partner, joint venturer, principal, individual proprietor, or in any other capacity, whether as an agent, employee, independent contractor, consultant, or advisor, or as a sales representative, in the Business (as defined above) or any other business whose products or services compete in whole or in part with the Company or with any material portion of the Company during the Restricted Period and within the Territory;

            b. Call upon any person who is, at that time, an employee of the Company, for the purpose or with the intent of enticing such employee away from or out of the employ of the Company;

            c. Call upon any person or entity which is, at that time, or which has been, within the two (2) years prior to that time, a customer or prospective customer of the Company with whom Employee has had material contact (as defined below), for the purpose of soliciting or selling products and services similar in nature to those which are or were provided by the Company to such customer; or persuade or attempt to persuade any agent, vendor, supplier, client, customer, prospective customer, independent contractor, or other person who has a business or professional relationship with the Company to cease to do business with the Company, reduce the amount of business that it historically has done with the Company, or otherwise adversely or materially alter its business or professional relationship with the Company. For purposes of this subsection, "material contact" exists between Employee and an actual or prospective customer of the Company if
                  Employee: (i) personally dealt with such customer; (ii) coordinated or supervised dealings with such customer; or

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                                     - 9 -


                  (iii) obtained Confidential Information (as defined below) about such customer in the ordinary course of business through Employee's association with the Company; provided, however, that "material contact" shall not exist if Employee had a relationship with such customer that predates Employee's employment with the Company and such customer became a customer of the Company without Employee utilizing any of the resources or goodwill of the Company. "Confidential Information," as used in this Agreement, means any information relating to the Company's business or affairs of the Business, including information relating to financial statements, customer identities, customer specifications, potential customers, employees, suppliers, servicing methods, equipment, drawings, patterns, devices, programs, strategies and information, analyses, profit margins or other proprietary information used by the Company in connection with the Business, but Confidential Information excludes any information which is in the public domain or becomes known in the industry through no wrongful act on Employee's part. Employee acknowledges that the Confidential Information is vital, sensitive, confidential, and proprietary to the Company;

            d. Call upon any prospective acquisition or merger candidate, on the Employee's own behalf or on behalf of any competitor, which candidate was, to the Employee's actual knowledge after due inquiry, either called upon by the Company or for which the Company made an acquisition or merger analysis, for the purpose of acquiring such entity, provided that the Employee shall not be charged with violating this section unless and until the Employee shall have knowledge or notice that such prospective acquisition or merger candidate was called upon, or that an acquisition or merger analysis was made by the Company for the purpose of acquiring or merging with such entity; or

            e. Disclose any Confidential Information regarding customers, whether existing or prospective, of the Company to any person, firm, partnership, corporation, or business for any reason or purpose whatever.

"Restricted Period," as used in this Agreement, means the period beginning on the Effective Date and ending one (1) year after the termination or expiration date of this Agreement. "Territory," as used in this Agreement, means the area within a one hundred (100) mile radius of Midland, Texas.

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Notwithstanding the above, nothing in this Agreement shall prohibit Employee from investing in the stock of any competing corporation listed on a national securities exchange or traded in the over-the-counter market if Employee is not involved in the corporation's business and Employee and his associates (as that term is defined in Regulation 15(A) promulgated under the Securities Exchange Act of 1934, as in effect on the date of this Agreement), collectively, do not own more than two percent (2%) of the corporation's stock.

      8.3 Remedies. Due to the difficulty of measuring economic losses to the Company as a result of a breach of the foregoing covenants, and because of the immediate and irreparable damage that could be caused to the Company for which it would have no other adequate remedy, the foregoing covenants may be enforced by the Company, in the event of a breach by the Employee, by injunctive relief and/or restraining orders. If a court having jurisdiction determines for any reason that the Company is not entitled to injunctive relief, the Company shall be entitled to recover from Employee all losses and damages suffered by the Company as a result of the breach (including treble, punitive, incidental, and consequential damages) and all profit, remuneration, or other consideration that Employee gains from breaching this covenant; and reimbursement from Employee of all costs incurred by the Company in enforcing the covenant or otherwise defending or prosecuting any mediation, arbitration, or litigation arising out of the covenant, including attorneys' fees and court costs. The Company may exercise any of the foregoing remedies concurrently, independently, or successively.

      8.4 Reasonable Restraint. Employee acknowledges and agrees that the foregoing covenants in this Section 8 are reasonable and necessary to protect the Company's legitimate business interests and do not impose any limitations greater than those necessary to protect those interests.

      8.5 Severability. The covenants in this Section 8 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time, or territorial restriction of any specific covenant as set forth is unreasonable, then it is the intention of the parties that such restriction be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.

      8.6 Independent Provisions. All of the covenants in this Section 8 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of the Employee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of any of such covenants. It is specifically agreed that the period of one (1) year following termination of employment stated at the beginning of this Section 8, during which the agreements and covenants of the Employee made in this Section 8 shall be effective, shall be computed by excluding from such computation any time during which the Employee is in violation of any provision of this Section 8.

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9.    Change in Control. In the event of a Change in Control (as defined below)
      that results in the termination of Employee's employment or that causes Employee to take a material reduction in Base Salary, the following shall occur: (a) Employee shall be entitled to receive (12) months Base Salary if the event occurs after completion of employee's second year or, if within the first two years of employment the balance of the term remaining of this agreement, payable thirty (30) days after the occurrence of the Change in Control; and (b) all options granted to Employee to purchase shares of common stock of the Company shall immediately become fully vested and exercisable. A "Change in Control" shall occur for purposes of this Agreement if: (a) members of the Board as of the date of this Agreement cease for any reason at any time to constitute at least a majority of the Board, except to the extent that the incumbent Board consents to such change; (b) the shareholders of the Company as of the Effective Date no longer own more than fifty percent (50%) of the issued and outstanding common stock of the Company; (c) the Company sells all or substantially all of the assets of the Company; or (d) Employee is required by the Company to relocate and work from a location more than fifty (50) miles from Midland, Texas. This provision shall be binding upon any successor in interest to the Company, which shall assume all obligations of the Company set forth in this Section.

10.   Additional Provisions.

      10.1 Amendments; Waivers; Remedies. This Agreement may not be amended or waived except by a writing signed by Employee and by a duly authorized representative of the Company. Employee agrees that he may not, at any time during the Term of this Agreement, rely on any oral representations of any sort or character regarding his employment status, salary, bonuses, or benefits. Failure to exercise any right under this Agreement shall not constitute a waiver of such right. Any waiver of any breach of this Agreement shall not operate as a waiver of any subsequent breaches. All rights or remedies specified for a party herein shall be cumulative and in addition to all other rights and remedies of the party hereunder or under applicable law.

      10.2 Assignment. The performance of Employee is personal hereunder, and Employee agrees that Employee shall have no right to assign and shall not assign or purport to assign any rights or obligations under this Agreement. This Agreement may be assigned or transferred by the Company to: (i) any subsidiary or affiliate of the Company to which the Business is assigned at any time, or (ii) the purchaser of all or substantially all of the Company's assets. Nothing in this Agreement shall prevent the consolidation, merger, or sale of the Company or a sale of any or all or substantially all of its assets.

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      10.3  Binding Effect. Subject to the foregoing restriction on assignment by Employee, this Agreement shall inure to the benefit of and be binding upon each of the parties; the affiliates, officers, directors, agents, successors, and assigns of the Company; and the heirs, devisees, spouses, legal representatives, and successors of Employee.

      10.4 Notices. For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly received five (5) days after being placed in the United States mail, certified, return receipt requested, postage prepaid, addressed as follows:

                  If to Employee:

                  Bobby W. Page
                  1207 Douglas Ave.
                  Midland, TX  79701

                  If to the Company:

                  United Fuel & Energy Corp.
                  405 N. Marienfeld
                  Third Floor
                  Midland, TX  79701

      or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address sent to an address other than as listed above sent through the United States mail shall be effective only upon receipt, or if sent by any other means, upon delivery.

      10.5 Severability. If any provision of this Agreement shall be held to be invalid, unenforceable, or void, such provision shall be enforced to the fullest extent permitted by law, and the remainder of this Agreement shall remain in full force and effect and shall be enforced to the fullest extent permitted by law. In the event that the time period or scope of any provision is declared by a court of competent jurisdiction to exceed the maximum time period or scope that such court deems enforceable, then such court shall reduce the time period or scope to the maximum time period or scope permitted by law.

      10.6 Taxes. All amounts paid under this Agreement (including, without limitation, Base Salary) shall be reduced by all applicable state and federal tax withholdings and any other withholdings required by any applicable jurisdiction.

      10.7 Governing Law. The validity, interpretation, enforceability and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to conflict of laws principles.

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                                     - 13 -


      10.8 Interpretation. This Agreement shall be construed as a whole, according to its fair meaning, and not in favor of or against any party. Sections and section headings contained in this Agreement are for reference purposes only, and shall not affect, in any manner, the meaning or interpretation of this Agreement. Whenever the context requires, references to the singular shall include the plural and the plural the singular.

      10.9 Authority. Each party represents and warrants that such party has the right, power, and authority to enter into and execute this Agreement and to perform and discharge all of the obligations hereunder, and that this Agreement constitutes the valid and legally binding agreement and obligation of such party and is enforceable in accordance with its terms.

      10.10 Additional Assurances. The provisions of this Agreement shall be self-operative and shall not require further agreement by the parties except as may be herein specifically provided to the contrary; provided, however, that at the request of the Company, Employee shall execute such additional instruments and take such additional acts as the Company may deem necessary to effectuate this Agreement.

      10.11 Entire Agreement. This Agreement is the final, complete, and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior or contemporaneous representations, discussions, proposals, negotiations, conditions, communications, and agreements, whether written or oral, between the parties relating to the subject matter hereof and all past courses of dealing or industry custom. No oral statements or prior written material not specifically incorporated herein shall be of any force and effect, and no changes in or additions to this Agreement shall be recognized unless incorporated herein by amendment, as provided herein (such amendment to become effective on the date stipulated therein).

      10.12 Employee Acknowledgment. Employee acknowledges that, before signing this Agreement, he was advised of his right to consult with an attorney of his choice to review this Agreement and that Employee had sufficient opportunity to have an attorney review the provisions of this Agreement and negotiate its terms. Employee further acknowledges that he had a full and adequate opportunity to review this Agreement before signing it; that he carefully read and fully understood all the provisions of this Agreement before signing it, including the rights and obligations of the parties; and that he has entered into this Agreement knowingly and voluntarily.

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                                     - 14 -


      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

      EMPLOYEE:


      /s/ Bobby W. Page
      -----------------------------------
      Bobby W. Page


      UNITED FUEL & ENERGY CORPORATION

      By: /s/ Scott Heller
      -----------------------------------
      Title: President/COO